Huddleston & Co., Inc.
                       Petroleum and Geological Engineers
                                1 Houston Center
                            1221 McKinney, Suite 3700
                              Houston, Texas 77010
                                      -----

                    Phone (713) 209-1100 - Fax (713) 752-0828





                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                                 April 10, 2002




Fortune Natural Resources Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Dear Sirs:

We hereby consent to the filing of this consent as an exhibit to the Annual Report on Form 10-KSB of Fortune Natural Resources Corporation to be filed with the Securities and Exchange Commission on or about April 10, 2002, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1999, December 31, 2000 and December 31, 2001.

                               HUDDLESTON & CO., INC.




                               /s/ Peter D. Huddleston, P.E.
                               ------------------------------------
                               Peter D. Huddleston, P.E.